United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

February 11, 2008
(Date of Report)

Exotacar, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	333-137293 (Commission File Number)	20-5408832 (IRS Employer Identification No.)

2132 Horse Prairie Drive Henderson, Nevada (Address of principal executive offices)	89052 (Zip Code)

(702) 866-5836 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.01 Entry into a Material Definitive Agreement
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1 Transfer and Change of Control Agreement

Item 1.01 Entry into a Material Definitive Agreement.

     On February 8, 2008, Exotacar, Inc. (the “Registrant”) entered into a transfer & change of control agreement (the “Agreement”) with Helvetic Capital Ventures AG (the “Buyer”), Ari Lee (the “Seller”). There were no material relationships between the Registrant or its affiliates and any of the parties to the Agreement, other than in respect to the Agreement.

     Pursuant to the terms and conditions of the Agreement, the Buyer acquired from the Seller 750,000 shares of common stock of the Registrant (the “Transaction”). A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.01 Changes in Control of Registrant.

     The Buyer acquired control of the Registrant on February 8, 2008.  The Buyer acquired control by purchasing approximately 60.0% of the issued and outstanding shares of common stock of the Registrant directly from the Seller on the terms and conditions set forth in the Agreement. The Buyer paid an aggregate of $633,767.64 for the shares of common stock acquired by them pursuant to the Agreement. The Buyer used its working capital to fund the purchase of the shares that it acquired.

     Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors and cumulative voting is not permitted. There are no preemptive rights. In the event of liquidation or dissolution, holders of common stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of common stock, have been paid in full. All shares of common stock are entitled to such dividends as the board of directors of the Registrant (the “Board of Directors”) may declare from time to time. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change of control. The Registrant does not have any other classes of issued and outstanding capital stock.

     Immediately prior to the closing of the Transaction, Ari Lee served as the Chairman of the Board of Directors. Pursuant to the terms and conditions set forth in the Agreement, immediately following the closing of the Transaction, (1) the Buyer’ nominee, Rene Ronald Soullier was appointed to the Board of Directors, (2) Ari Lee tendered a resignation from the Board of Directors and as an officer; (3) effective as of ten days after the delivery to the shareholders of the Registrant of an Information Statement pursuant to Rule 14f, and (4) the parties agreed to appoint the Buyer’s nominee, Rene Ronald Soullier (Chief Executive Officer of the Buyer), to the Board of Directors at a future date to be determined by the Buyer.

  The Registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (17 CFR 240.12b-2)) immediately before the change in control effected by the Transaction. Accordingly, pursuant to the requirements of Item 5.01(a)(8) of Current Report on Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10-SB (17 CFR 249.210b) under the Exchange Act, reflecting the Registrant’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 (15 U.S.C. 78m) or Section 15(d) (15 U.S.C. 78o(d)) of the Exchange Act upon consummation of the change in control, with such information reflecting the Registrant and its securities upon consummation of the Transaction.

     Pursuant to Item 5.01(a)(8) of Current Report on Form 8-K, the information contained in Items 1, 2 and 3 of Part I; Items 5, 6, 7 and 8 of Part II; and Item 13 of Part III of the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as well as the information contained in Items 1 and 2 of Part I and Items 1, 2 and 6 of Part II of the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended December 31, 2007, is hereby incorporated by reference into this Current Report on Form 8-K under Item 5.01 hereof.

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Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information, as of February 11, 2008, concerning shares of common stock of the Registrant, the only class of its securities that are issued and outstanding, held by (1) each shareholder known by the Registrant to own beneficially more than five percent of the common stock, (2) each director of the Registrant, (3) each executive officer of the Registrant, and (4) all directors and executive officers of the Registrant as a group:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(3)

Helvetic Capital Ventures AG(2) Claridenstrasse 25 CH-8001 Zürich Switzerland	750,000	60%
Ari Lee 2132 Horse Prairie Dr. Las Vegas, NV 89052	0	—
Rene Ronald Soullier 2132 Horse Prairie Dr. Las Vegas, NV 89052	0	—

All directors and executive officers as a group (2 persons)	0	—
(1)	Unless otherwise indicated in the footnotes to the table, each shareholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it.

(2)	Ilona Klausgaard is the President of Helvetic Capital Ventures AG and has sole voting power and control over the organization.

(3)	Based on 1,250,000 shares of Common Stock outstanding.

    Change in Control Arrangements

     With the completion of the Transaction, there are currently no arrangements that would result in a change in control of the Registrant.

     Directors, Executive Officers, Promoters and Control Persons

Rene Ronald Soullier, Chairman of the Board of Directors and Chief Executive Officer

     Information about Mr. Soullier is set forth below in Item 5.02 of this Current Report on Form 8-K under “Appointment of Rene Ronald Soullier”

     Ari Lee, Board Member

     Ari Lee has been director and founder of Exotacar from July 1, 2005 to present. Mr. Lee currently does not spend more than 30 hours per month on Exotacar business. From 2004 to 2006 Mr. Lee was the President of a Las Vegas based automotive wholesale business, specializing in aftermarket automotive accessories, including: custom wheels and tires, performance products, aerodynamic packages and interior accessories. From 2000 through 2004, Mr. Lee owned a Las Vegas based automotive accessories retailer, CCR Motorsports. Mr. Lee also provides personal business consulting services to various wholesale and retail businesses.

     Except as previously set forth, Mr. Lee does not hold any other directorships with reporting companies in the United States. There are no family relationships between  Mr. Lee and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Mr. Lee (or any member of his immediate family) had or is to have a direct or indirect material interest.
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     Executive Compensation

     Shown on the table below is information on the annual and long-term compensation for services rendered to the Registrant in all capacities, for the fiscal year ended December 31, 2007 (our first year in existence), paid by the Registrant to all individuals serving as the Registrant’s chief executive officer or acting in a similar capacity during the fiscal year ended December 31, 2007 (our first year in existence), regardless of compensation level. During the last completed fiscal year, the Registrant did not pay aggregate compensation to any executive officer in an amount greater than $100,000.
		Annual Compensation				Long Term Compensation
						Restricted		LTIP
					Other Annual	Stock	Options/	payouts	All Other
Name	Title	Year	Salary	Bonus	Compensation	Awarded	SARs (#)	($)	Compensation
Ari Lee	Former President CEO	2006	$0	0	0	0	0	0	0

     To date, no compensation has been awarded to, earned by or paid to Mr. Soullier, in his capacity as chief executive officer, chief financial officer, chairman of the board, and Secretary of the Registrant.

     Director Compensation

     The directors of the Registrant have not received compensation for their services as directors nor have they been reimbursed for expenses incurred in attending board meetings.

     Certain Relationships and Related Transactions

     There have not been any transactions, or proposed transactions, during the last two years, to which the Registrant was or is to be a party, in which any director or executive officer of the Registrant, any nominee for election as a director, any security holder owning beneficially more than five percent of the common stock of the Registrant, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest.

Indemnification of Directors and Officers

     The Registrant will indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Nevada.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     Appointment of Rene Ronald Soullier to the Board of Directors

     Pursuant to the terms and conditions set forth in the Agreement, immediately following the closing of the Transaction, on February 8, 2008, Rene Ronald Soullier was appointed to the Board of Directors.

     Rene R. Soullier was born in 1975 in Canada.  After graduation in 1993 from Summerland Secondary School, Summerland British Columbia, he went on to graduate from Okanagan University College, British Columbia, with a Bachelor of Science in Natural Sciences.  His focal points, in addition to Biology, were Earth and Environmental Sciences including Geology, Physical Geography, Stream Analysis and Field Techniques.

In 2003 Mr. Soullier joined the research team of Summerland Agricultural Research Station where he stayed until beginning of 2006.  Already in the last months of his research project end of 2005 Mr. Soullier was appointed a director of a European based company providing business and management consultancy world-wide.  He has specialized in management consultancy for ecologically oriented companies and structures.

Mr. Soullier does not hold any other directorships with reporting companies in the United States. There are no family relationships between Mr. Soullier and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Mr. Soullier (or any member of his immediate family) had or is to have a direct or indirect material interest.
Mr. Soullier has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Mr. Soullier has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. Mr. Soullier has not, during the last five years, been a party of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

4

   Departure of Ari Lee as President and Treasurer

     Pursuant to the terms and conditions set forth in the Agreement, immediately following the closing of the Transaction, on February 8, 2008, Ari Lee resigned as the President and Chief Executive Officer of the Registrant.

     Appointment of Rene Ronald Soullier as Chairman of the Board, and Chief Executive Officer, Chief Financial Officer and Secretary

     Pursuant to the terms and conditions set forth in the Agreement, immediately following the closing of the Transaction, on February 8, 2008 the Registrant appointed (1) Rene Ronald Soullier as its Chairman and Chief Executive Officer. There are no employment agreements between the Registrant and Rene Ronald Soullier.

     Rene Ronald Soullier

     Information about Mr. Soullier is set forth above under “Appointment of Rene Ronald Soullier to the Board of Directors.”

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit 10.1	Agreement, dated as of February 8, 2008, by and among Exotacar, Inc., Helvetic Capital Ventures AG, and Ari Lee.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2008	EXOTACAR, INC.

/s/Rene Ronald Soullier
Rene Ronald Soullier
Chief Executive Officer